Exhibit 1A-2B

( ) Amended: 12/16/2019 Slide code: EBPREC.BY.GEN.TIT.2 By: theselc.org 1 r w "" \I\-\- to U A c>.. e. r St o. Y\ <k \,-.ovJ .\-~,s wor\LS . • Part 1: The Basics First, you should know that, in spite of goofy cartoons throughout, these are definitely EB PREC’s Bylaws and this IS a legally binding document. Since EB PREC is a democratic organization, these Bylaws are designed to be easily understood by anyone. Cartoons are there to help keep readers’ interest, explain meaning, and to aid in remembering what was read. Also, every slide has a footer with the following information: Any special requirements to amend the slide and when it was last amended: A code referencing a cataloging system to track versions of Bylaws slides: References to laws relevant to the slide and other resources or EB PREC policies, to aid in understanding: Amended: 12/19/2018 Law: Resources: Slide code: EBPREC.BY.GEN.ABT.1 By: theselc.org 2 Creative Commons license indicating how others may use this slide (with attribution to theselc.org): ~HAT?~? Th.e.<e o.re. c~<~OOv'\S t~4.se \Sy\«ws~ Yef . ,~is ,s ~ fo.r\.;c.\·to.+o,1 O..t/\ tJ. J ~ w, o c. r a. ·Ht. a r~ o. ti\, 'Lo. ~·o V\J So ovr C>E>'2r().t~vi.~ rv\e~ 5 ~o.J\J. be .eo.J.ab\e a.~<l UV\~rs\a.-ultt \lQ. to e.v4,11o('l-E. This is a Cooperative Corporation These Bylaws will sometimes include a footnote referencing the law. If you see anything with the numbers 12200 through 12704, that is a reference to the California Corporations Code. Those are the rules governing Cooperative Corporations. Amended: 12/19/2018 Law: 12200-12704 Resources: Co-opLaw.org Slide code: EBPREC.BY.GEN.LAW.1 By: theselc.org 3 i~~s ,~ tl. C,.\,·for\'\•'tA( oc, f Gr" t,' 'IL (t> rf>or~-\,·c~, O.V\A the la.w "'°"s SomQ rv \G.!> a. \,ov\- "'ow we. o~e.ro.ta. Td..~Q... o.. \ook o.. \. t \-\ Q. C..o '- & ~ OW'e t: w-.Q. 'f ov'H fat.\ &""'fowuu\. G4,hfor": o. CorfoC•N~ Co~e. 5c,+,ot\ \ -J.'2.00· \110L\ Our Mission We facilitate BIPOC and allied communities to cooperatively organize, finance, purchase, occupy, and steward properties, taking them permanently off the speculative market, creating community controlled assets, and empowering our communities to cooperatively lead a just transition from an extractive capitalist system into one where communities are ecologically, emotionally, spiritually, culturally, and economically restorative and regenerative. Amended: 12/19/2018 Slide code: EBPREC.BY.PUR.MIS.1 By: theselc.org 4 Our Points of Unity, Page 1 of 2 All Owners agree to the following Points of Unity. As these represent core values, decisions made by EB PREC or any ambiguity in these Bylaws should be considered with reference to these points: ● We stand for the liberation and healing of all people and lands oppressed and exploited by histories of genocide, slavery, low wage labor, land theft, predatory lending, and forced migration. In particular, liberation of Black and Indigenous communities is fundamental to the liberation of all people. ● We move at the pace of community, not capital. We prioritize people, planet, and future generations over profits. ● We build trust and safe spaces with each other by doing the healing work required to transform extractive capitalist notions into regenerative and cooperative relationships. ● We are people of color centered and aim to create deeply diverse communities by actively embracing culture, practices, language, people, leaders, and communities that are representative of diverse people of color. We believe that centering people of color in this way is essential to counterbalance and decenter White dominant culture in realms of landownership and development. Amended: 12/19/2018 Slide code: EBPREC.BY.PUR.VAL.1 By: theselc.org 5 • ~eV\o c.~cl.e • 5 \o..very • lo-.J-W~~ I o..l:>or • \o..V\"' thllf\. • f ('fl J."' +o,y \el"olt"vi~ • {orc..ecA Mi~r~tiOV\ le« um: Our Points of Unity, Page 2 of 2 ● We believe restorative solutions are rooted in collective land stewardship and decision-making. We cultivate relationships of mutual aid so that communities can manifest their own visions into realities on their own terms. ● We want an East Bay that is affordable to all. We are committed to creating permanently affordable housing and commercial space and ensuring that our work never displaces existing tenants who want to remain. ● We reject the speculative market as a profit-making strategy. We believe housing is a human right, not a commodity. ● We prioritize people at greater risk of displacement over people of greater means. We recognize that historical forces have systematically denied certain communities from building wealth and remaining rooted in community. EB PREC exists primarily to transform this injustice by building collective wealth and power for these communities. Amended: 12/19/2018 Slide code: EBPREC.BY.PUR.VAL.Cont.1 By: theselc.org 6 Part 2: Spreading Power We want to spread power to as many people as possible through a decentralized structure where small groups of Owners are in the driver's seat of the Cooperative’s activities. We prioritize decentralized governance because it builds people power, creates resiliency, and fosters a strong sense of community ownership, activating people to protect and steward land in the long-term. The activities of the Cooperative will therefore be spread out among small semi-autonomous groups that will be accountable to the whole. 7 Amended: 12/19/2018 Resources: “Reinventing Organizations” by Frederic Laloux describes many examples of decentralized organizations. Slide code: EBPREC.BY.GOV.VAL.1 By: theselc.org Governance Overview To help readers see the big picture while navigating the pages that follow, this page provides an overview and roadmap to our governance structure. Broadly speaking, there are three governance bodies that work together as follows: 1. Owners: EB PREC exists to serve its Owners, so Owners have core control over EB PREC through their election of the majority of the Board and voting on major decisions. Apart from those core powers, Owners express their power and influence through countless small interactions with EB PREC, shaping EB PREC and our East Bay communities through participation in land projects, committees, working groups, and other initiatives. In animal terms, Owners are diverse members of our local community, and they need all kinds of habitats in order to thrive. 3. Board: The Board primarily oversees the work of Staff to ensure that Staff are fulfilling their purpose and are accountable to Owners. Like owls, Board members watch and listen carefully. 2. Staff: The Staff exist to serve and be responsive to Owners, facilitating Owner participation in land projects and other initiatives. Through their daily work, the Staff make most decisions about the day-to-day work and overall management of EB PREC. Like beavers, Staff work diligently to create the ecosystems and conditions in which many communities can flourish. Work closely on projects with Oversee Elect majority of 8 Amended: 12/19/2018 Slide code: EBPREC.BY.GOV.INT.1 By: theselc.org Dam capitalism! EB PREC has four kinds of Owners: 1. Community Owners 2. Investor Owners 3. Resident Owners 4. Staff Owners Things to know about Owners: ● An “Owner” is legally a member of EB PREC. ● It’s possible for Owners be two or more kinds of Owners at once, meaning they have the rights and responsibilities of those two or more Owner categories, but they will still have only one vote on any decision put to Owners or on the election of any Director seat. The Owners of EB PREC 9 Amended: 12/19/2018 Law: 12421 & 12230 on different classes of cooperative members. 12480 on one vote per member, 12410 on non-transferability of ownership. Slide code: EBPREC.BY.MEM.INT.1 By: theselc.org ● Organizations and businesses that are Owners get only one vote, regardless of how many people work for or own that organization or business. ● An Owner cannot transfer their ownership interest to other people. OAKLANt) coo~tRA Trvc Row t1t11--__,_-- EB PREC social tonight! Becoming a Community Owner Any person who lives in or is rooted in the East Bay may become a Community Owner by: 1. Learning: Attending an EB PREC orientation, 2. Contributing: To be affordable to everyone, dues are set on a sliding scale: $10 per year, per month, or per week. Dues help cover the costs of EB PREC operations, events, and education. Dues are not refundable, 3. Showing up: Attending two EB PREC events or meetings per year, and 4. Aligning and agreeing: Committing to the Mission and Points of Unity in these Bylaws and completing an Owner Agreement. 10 Amended: 12/19/2018 Resources: Owner Agreement Slide code: EBPREC.BY.MEM.IN.Cmty.1 By: theselc.org Or, e"'ta.t\OW'f o +l--e ·~ oo pe,,-~,ve Becoming an Investor Owner Any person, organization, or business may become an Investor Owner by: 1. Purchasing one or more Investor Owner shares for $1,000 each. Here are some key points about buying a share: ● The minimum investment period is 5 years. Investor Owners agree to hold their share(s) and not redeem them for at least 5 years. The Board may, at their discretion, redeem shares sooner for Investor Owners who request early redemption on the basis of personal financial hardship. ● Investor Owners may select a preference for dividends. When they purchase shares, Investor Owners will be given an option to choose whether or not to receive dividends. No one will be pressured to waive dividends, but the option is provided because waiver of dividends reduces the cost of capital, thereby supporting affordability. ● People who cannot make a one-time payment of $1,000 may set up regular payments. In this case, they may buy a share with a minimum first payment of $100 and a good faith commitment to pay the remaining $900 within 5 years, with payments made at least annually, ● The opportunity to buy more than one share will be offered during limited times and may include minimum investor qualifications, because such offerings will be subject to different securities laws. All additional Investor Owner shares will have the same dividend and redemption rights, except if stated otherwise in these Bylaws. Purchase of more than one Investor Owner share does not entitle an Investor Owner to any additional votes. 2. Affirming California residency or meeting an exemption: Individuals must be CA residents, and businesses & organizations must demonstrate to EB PREC’s Board that they are CA-based and conduct most of their business in CA. The Board may also accept Investor Owners from outside of CA after the Board establishes a policy exempting some Investor Owners from the residency requirement, and 3. Aligning and agreeing: Committing to the Mission and Points of Unity in these Bylaws and completing an Owner Agreement. 11 Amended: 12/19/2018 Law: 25100(r) is securities law governing sale of coop shares. Resources: Owner Agreement and CA securities law explanation Slide code: EBPREC.BY.MEM.IN.Invr.1 By: theselc.org %@\Y/@~½@lr @Mr&@lr~ I I Coe) ;;+; Any person age 12 and over, organization, or business may become a Resident Owner by: 1. Occupying (as a primary place of work or residence) and being named in a Resident Share Agreement for an EB PREC property, 2. Learning: Attending any Resident Owner orientation sessions required by the EB PREC Staff, and 3. Aligning and agreeing: Committing to the Mission and Points of Unity in these Bylaws and completing an Owner Agreement. Becoming a Resident Owner 12 Amended: 12/19/2018 Law: In most cases, local and state landlord/tenant law applies to residents. Resources: Owner Agreement Slide code: EBPREC.BY.MEM.IN.Resi.1 By: theselc.org Encouraging Ownership: EB PREC shall make reasonable efforts to give all occupants of its real estate an opportunity to become Resident Owners. Reasonable efforts shall include inviting tenants to orientations about becoming Resident Owners and making an offer to enter into a Resident Share Agreement. Working for a people-powered economy! Becoming a Staff Owner Any employee of EB PREC may become a Staff Owner (aka Staff Trustee) by: 1. Doing paid work for EB PREC for 500 hours and 12 months, 2. Being approved by ⅔ of Staff Owners in a vote to be held within one month of completing the period of work above, and 3. Aligning and agreeing: Committing to the Mission Points of Unity in these Bylaws and completing an Owner Agreement. Non-employee exception: The Board and Staff, together and at their discretion, may approve as a Staff Owner someone who works the threshold number of hours for EB PREC in close collaboration with the staff in a non-employee capacity, Employees not approved by vote: An employee who is not approved by the above vote of Staff Owners shall either be terminated as an employee or given an opportunity to improve their performance over a period of 3 to 6 months. After that period, there shall be another vote. If the employee is not approved as a Staff Owner by the second vote, their employment shall be terminated. 13 Amended: 12/19/2018 Law: In most cases, employment law applies to Staff Owners. Resources: Owner Agreement Slide code: EBPREC.BY.MEM.IN.Staff.1 By: theselc.org Initial Staff Owners: The following individuals are Staff Owners as of the adoption of these Bylaws on 12/19/2018: Ojan Mobedshahi, Noni Session, Gregory Jackson, Shira Shaham, and Marissa Ashkar. I (cc•■j@; Ownership will terminate by any of the following: • An Owner sends EB PREC a written notice that they are terminating their ownership. • An Owner dies. • In the case of a business or organization that is an Owner, they dissolve or close. • In the case of a Resident Owner, they move out or terminate their Resident Share Agreement. • In the case of a Staff Owner, they cease to work for or be employed by EB PREC for an average of 10 hours or more per week, unless on a temporary leave. • In the case of an Investor Owner, the Board may, at its discretion, identify all Investor Owners who have ceased, for 2 years or more, to make payments toward their $1,000 goal, and the Board may send notice that their payment is incomplete and request that they make an additional payment within 90 days, after which the Board may terminate such Investor Owner memberships who do not make additional payments. • In the case of a Community Owner, (1) they do not make a payment of dues for more than 12 months and fail to make a dues payment within 30 days of notice of non-payment, or (2) they do not attend any EB PREC events or meetings for 12 months and fail to attend an event within 90 days of notice of non-attendance. Any notice will state the anticipated date of termination. • The Board otherwise expels an Owner for cause, as long as the Board uses a consistent, fair, and reasonable procedure for expulsion (provided in writing to the Owners) that gives an Owner a reasonable period of time in which to explain or correct a problem. The Board may, at its discretion and for good cause, waive termination and/or reinstate a terminated ownership (such as if the Owner requests a waiver based on personal hardship). Terminating Ownership 14 Amended: 3/31/2019 Law: 12430 offers guidelines on termination of cooperative members for cause. Slide code: EBPREC.BY.MEM.OUT.1 By: theselc.org \ho..._\,. 1°1) 0-"'~ ~ oo~·'o1t.\ ~ Except as otherwise provided, the Cooperative will have 8 Directors (aka Board members) and they serve 2 year terms. Board members may serve unlimited terms, so long as no more than 4 terms are consecutive. After April of 2020, no more than two staff members may serve on the Board at once. The Board of EB PREC 15 Amended: 12/16/2019 Law: 12331 and 12360 Slide code: EBPREC.BY.BRD.ABT.1 By: theselc.org The primary role of the Board is to create and oversee a system of decentralized, participatory, and inclusive governance and operations. In other words, the Board generally stewards the process by which work is carried out, as opposed to directing the substance of the work. The Board will provide ongoing oversight of the activities and internal functioning of the Cooperative. This will include: Roles and Responsibilities of the Board ● Regularly reviewing financials and financial decisions, including contracts for expenditures exceeding $10,000, changes to staff compensation, and periodic budget review. ● Monitoring compliance with the law. ● Reviewing internal policies adopted by Staff. ● Making reasonable inquiry into any concerning activities or decisions by Staff. ● Intervening when the Cooperative’s Staff or Owners engage in overly risky or illegal activity. ● Intervening under other circumstances described in the slide on Oversight of Staff Trustees. 16 Amended: 12/19/2018 Law: 12350, 12371 Slide code: EBPREC.BY.BRD.RSP.1 By: theselc.org EB PREC will have 5 Elected Directors with the following titles, responsibilities, and election processes: 5 Elected Directors Elected by and represents interests of Staff Owners. Also serves as Secretary. Maintains records, sends notices, manages communication with Owners. Elected by and represents interests of Resident Owners. Elected by and represents interests of Community Owners. Elected by all Owners. Also serves as President. Responsible for overseeing participatory and democratic governance practices, overseeing elections. Elected by all Owners. Also serves as Treasurer. Responsible for overseeing EB PREC financial health and providing financial reports to Owners. 17 Amended: 12/19/2018 Law: 12353 (a) & (b) Slide code: EBPREC.BY.BRD.IN.1 By: theselc.org ~@~odJ@rru¾ I C.oi-.f'lunify I I To anchor EB PREC to its mission and to ensure representation of BIPOC communities on the Board, EB PREC will have 3 appointed Directors with roles described below. EB PREC shall give each organization a 3-month window in which to choose an appointee or a list of suggested appointees. If the top-listed organization fails to make an appointment or ceases to exist, the next-listed organization may make the appointment, and so on. The EB PREC Board may only block an appointment if 75% of Directors vote to do so. If the appointing organization provides a list of suggested appointees, the Directors shall choose the appointee from among those suggested. 3 Appointed Directors POC Housing Justice Director: Provides direction on advancing housing justice for people of color. Appointed by: 1. People of Color Sustainable Housing Network (POCSHN) 2. Urban Habitat 3. _______________________ Indigenous Director: Provides direction on advancing indigenous rights and land sovereignty. Appointed by: 1. Sogorea Te’ Land Trust 2. _____________________ 3. _____________________ Black East Bay Director: Provides direction on supporting the East Bay’s Black community to thrive and deepen its roots. Appointed by: 1. East Oakland Collective 2. Mandela Grocery Cooperative 3. _____________________ 18 Amended: 3/31/2019 Law: 12360(d) allowing for appointment of Directors by “designators.” Slide code: EBPREC.BY.BRD.IN.Cont.2 By: theselc.org 00 V (oc) ;;w; Transition to Full Board At the time of adopting these Bylaws, the Board consists of Ojan Mobedshahi, Shira Shaham, Eric Christian, and Marissa Ashkar. In order to transition to the full Board described in above slides – and in order to establish staggered terms – people will join and leave the Board as follows: 1. An election will be held for Staff Director in June 2019 and that Director shall serve through April 2021. At that time, Shira’s term will end but she remains eligible for additional terms through election or appointment. 2. Appointing organizations will appoint 2 Appointed Directors in or before June 2019 and their appointees will serve through April 2021. When the appointed Directors take office, Marissa’s term will end, though Marissa remains eligible for additional terms through election or appointment. Since Marissa began as the Governance Director, when her term ends, the Board shall appoint any current elected or appointed Director to fill the Governance Director role until a Governance Director is elected by all Owners. 3. The 3rd Appointed Director will be appointed any time before May 2020 and will serve through April 2022. 4. Elections will be held to choose the Community, Governance, and Financial Directors before May of 2020, and those Directors will serve through April 2022. 5. Ojan and Eric’s terms will end when the elected Financial Director takes office, though they remain eligible for additional terms through election or appointment. 6. Elections will be held for the Resident Directors before May 2021, and those Directors will serve through April of 2023. 19 Amended: 12/16/2019 Slide code: EBPREC.BY.BRD.TIME.1 By: theselc.org ’18 Marissa (Governance Dir.) 2019 2020 2021 Ojan (Financial Dir) and Eric serve until May 2020 Community, Governance, Financial Directors Elected until May 2022 2 Directors Appointed until May 2021 Resident Dir. Elected until May 2023 2 New Appointed Directors until May 2023 2022 Election of 3 Directors Shira (Staff Dir.) Staff Director Elected until May 2021 This timeline is not drawn to scale. As described above, some initial elections and appointments may happen earlier than shown. 1 Director Appointed until May 2022 Appointment of Director Elections will take place within 30 days before or after March 15 every year. By the end of 2019, the Board will create and disseminate a clear process for holding elections, which shall include: ● An open process for soliciting nominations. The invitation for nominations will begin January or before, to allow a long enough window of time to recruit, nominate, learn about, and engage with candidates, before voting starts, ● Opportunities for candidates to communicate with Owners, ● A voting process that encourages high voter turnout, ● A ranked-choice voting system that allows Owners to rank their top three or more choices for each Board seat, and ● As much as possible, a practice to actively recruit, encourage, support, and nominate Black, Indigenous, and other POC to run, particularly people who grew up in the East Bay. After 2021, only the Owners may vote to change election processes. Board Elections 20 Can amend: Owners Amended: 12/16/2019 Law:12470-12477 Slide code: EBPREC.BY.BRD.ELE.1 By: theselc.org Lets rv~ for t"'e Seo.rd &t' +~,s looferca+tve. \ 0 \,<. \ l~i$ ,~ v,v-.y I wov\tk \,~i to sen'~ ~v'\ t ~e ~oo..r~ ... I I ~ NIMRemoving Directors A Director may be removed by whomever elected or appointed that particular Director. For example, the Staff Owners may vote to remove the Staff Director, using the process below. Every Director subject to removal must be given a reasonable opportunity to provide a written statement to the voters or organization removing them prior to the vote or decision of removal. Removal by vote of Owners: A vote to remove a Director may be initiated by a proposal of the Directors or by whomever elected that Director following the procedures described under “Owner Proposals and Decisions.” Additional voting requirements: • If there are fewer than 50 Owners in a particular Owner category, removal of a Director elected by that category must be approved by majority of ALL Owners in that category. • If there are 50 or more Owners in a particular category, removal can be done by majority vote, so long as at least 30 Owners or 5% of Owners (whichever is larger) in that Owner category participate in the vote. Removal by appointing organization: An organization that appoints a Director may remove that Director by providing written notice of removal to the Secretary or to the whole Board, so long as, before or after the removal, the organization, if requested by the Board, meets with the Board to answer any questions about the removal. Removal or suspension by the Board: The Board may remove any Director who has not attended three or more consecutive regular or special Board meetings. Without prior notice, the Board may also suspend for cause any Director, so long as 2/3 of Directors, not including the Director subject to suspension, vote to approve suspension. The Board will promptly notify the affected Director of such suspension and will provide an opportunity for the suspended Director to be heard at a meeting of the Board of Directors within 30 days. Replacing Directors: In the event that an elected Director is removed, the removal vote shall also indicate whether (i) a replacement Director shall be elected within four months of removal, (ii) the Board shall appoint a replacement until the next regularly scheduled election, or iii) the seat shall remain vacant until the next regularly scheduled election. If an appointed director is removed, a new Director shall be appointed following the process detailed by “3 Appointed Directors” slide. If the President is removed, the Treasurer shall act as President until a new President is either elected or appointed. If the Treasurer or Secretary is removed, the Board will appoint any other sitting Board member to fill those roles until the replacement is elected or appointed. 21 Amended: 12/19/2018 Law: 12353, 12361 12362, 12364, 12224 Slide code: EBPREC.BY.BRD.OUT.1 By: theselc.org , ~e.Movi "'3 D, re.ct-ors i ~ o. + o o \ of t ~e tl-e ~oua.~·c.. f roc~ss ~ The Board will meet at least quarterly, with at least 15 days notice. Any 2 Directors may call additional Board meetings with at least 7 days notice. Meetings may happen on even shorter notice if all Directors are present or later agree, in writing, to decisions made at the meeting. A Director may participate virtually in in-person Board meetings if they request to do so at least 3 hours in advance, to allow the Board to set up appropriate technology. Meetings may also be entirely virtual. Board Meetings 22 Amended: 12/19/2018 Law: 12351, regarding Director meetings Slide code: EBPREC.BY.BRD.MTG.1 By: theselc.org In meetings, decisions are made when approved by a majority of all Directors, except where a higher voting threshold is required elsewhere in these Bylaws or another policy. The Board may make decisions outside of a meeting if ALL Directors consent to the decision in writing. Board Decisions 23 Amended: 12/19/2018 Law: 12351(a)(8) Slide code: EBPREC.BY.BRD.DEC.1 By: theselc.org I I Coe. 11@: The Board may create Board Committees that can exercise the full power of the Board, so long as the Committee has at least 2 Directors and consists only of Directors. However, a Board Committee cannot make decisions related to: ● Approval of any action that, according to law or these Bylaws, requires approval by the Owners. ● Filling vacancies of the Board or of any committee that has authority of the Board. ● Fixing compensation of Directors for serving on the Board. ● Amendment or repeal of any resolution that the Board has expressly deemed not amenable or able to be repealed. ● Establishment of committees of the Board. ● Expenditure of funds to support a nominee for Director. Board Committees Committees jump through hoops and help move things forward, WHEEEE! 24 Amended: 3/31/2019 Law: 12352 Slide code: EBPREC.BY.BRD.CMTE.1 By: theselc.org I I The Board will organize at least 1 Owner meeting per year and give Owners at least 30 days notice, describing the agenda and topics to be voted on. The Board will organize additional Owner meetings at its discretion or if a meeting is requested by 10 Owners or 5% of Owners, whichever is smaller. In this case, the Board will give Owners at least 10 days notice. By joining the Cooperative, Owners consent to the holding of virtual meetings. Owner Meetings 25 Amended: 12/19/2018 Law: 12460 (e) & (f), 12480, 12481 Slide code: EBPREC.BY.MEM.MTG.1 By: theselc.org WeJ Ii ke ~ refues+ O.\'\ OwV\e.< Wlee. +i~~. c.:I "= 'C Cl = ~ i:, = c:::t «=l Cl Q ~ C) ~ Q c::JQ 0 Q 'Q Q r:::, = 'C:l Q t:1 '=l D t:l \::l ---------1 CJ ~ 0 :r~ i~ M/ f ""JAW\A5 If requested by 5% of Owners or if requested by 2 Board members, the Board will put a proposed decision or discussion topic on an Owner meeting agenda or submit a proposal (virtually or by mail) to the Ownership for a vote outside of a meeting. Votes may be taken in or outside of meetings using paper, electronic voting, or raised hands. A quorum for meetings and votes is 5% of Owners or 5 Owners, whichever is larger. Owner decisions may be made by majority vote, except where a higher voting threshold is required by these Bylaws or another policy. Regardless of the number of Ownership classes held by an Owner, each Owner shall have one (and only one) vote on any decision put to Owners, or on the election of any Director seat. Owner Proposals and Decisions 26 Amended: 12/19/2018 Law: 12463 (f), 12463, 12464, 12404, 12480 Slide code: EBPREC.BY.MEM.DEC.1 By: theselc.org We·J \;~e -h pv+CA. ~ropor~\ OA t~ b~\\o t. [ C. \; c.\<., t °'f, c 1-\edc.l I voteJ \_ To ensure that the work of EB PREC is shaped by and responsive to the community, Staff Trustees shall create and disseminate a process whereby Community Owners, Resident Owners, and/or Staff Owners may form groups and propose to initiate projects with the support of the Cooperative. This is a critical component of EB PREC’s work to build community power and leadership capacity, and forming “Owner Groups” is one important way for Owners to shape things in their lives and communities. Owner Groups may include groups of tenants who jointly steward a building, people seeking to buy property and form a household together, groups of organizations seeking to buy a shared building, neighbors organizing to protect a building or land, or a group of Owners spearheading a policy advocacy campaign. Such groups must be rooted in EB PREC’s Points of Unity, and will be required to implement democratic and participatory governance and to adhere to any other reasonable requirements described in the process to be created by Staff Trustees. Owner Groups 27 Amended: 12/19/2018 Slide code: EBPREC.BY.MEM.CMTE.1 By: theselc.org I I~ Keeping Everyone Informed The Board Secretary will make the following information available online or via email for Owners: ● Director and Owner meeting agendas and minutes, ● Financial statements and an annual financial report, prepared no later than 120 days from the close of the fiscal year, and ● Policies applicable to Owners, Board, and Staff. In all realms of governance, including the Board, Committees, Staff, and Owner Groups, detailed records of activities and decisions should be kept and made easily accessible to people involved in or affected by those activities and decisions. 28 Amended: 12/19/2018 Law: 12590-12594, 12355 Slide code: EBPREC.BY.GEN.REP.1 By: theselc.org loo\< a:\- o..\\ +~,s ____ o r ~ c."' 1, e J 1 ~ f o rl/V\11 \: o 11"1 \ All Staff Owners shall also be Staff Trustees, as described here and in the following slides. While Owners, collectively, have power to elect the majority of the Board and make major decisions, a significant portion of Owners’ power will be exercised in collaboration with or with the support of the Cooperative’s staff. Given that staff are an essential channel of power for Owners, and given that staff will be doing a substantial portion of the work to advance the Cooperative’s mission, each Staff Owner is essentially holding the Cooperative’s work “in trust” for the benefit of Owners and the community. Thus, Staff Owners of the Cooperative will take on a level of responsibility and accountability akin to that of a typical Board of Directors or “trustees.” The Staff Trustees of EB PREC This level of responsibility mandates a non-hierarchical workplace that distributes power to all workers, allowing them to be directly responsive to needs of Owners. This more equitable distribution of power should be reflected in more equitable distributions of pay. 29 Amended: 12/19/2018 Slide code: EBPREC.BY.STAF.ABT.1 By: theselc.org 5to.ff 1 .... .... Responsibilities of Staff Trustees Except as otherwise provided, the Board delegates management of the Cooperative to Staff Trustees. Staff Trustees shall have the responsibility to: • Adhere to and advance the Mission and Points of Unity expressed in these Bylaws. • Maintain a clear structure for self-management that ensures that all Staff Trustees have relatively equal powers and opportunities to shape the Cooperative. • Make decisions using a clear, participatory, and well-documented process. • Take action to resolve problems and tensions perceived by the Staff Trustees. • Engage with Owners and facilitate their involvement with the Cooperative. • Respond to important opportunities, grievances, and inquiries. 30 Amended: 12/19/2018 Slide code: EBPREC.BY.STAF.RSP.1 By: theselc.org • Maintain clear internal communication processes, including conflict transformation policies, practices, and trainings such as in nonviolent communication. • Maintain transparent and effective sharing of information throughout organization. • Provide meaningful leadership development opportunities for each other and effectively onboard new Staff Trustees over time. I I Rights and Powers of Staff Trustees To fulfill their duties and responsibilities to the Cooperative, Staff Trustees shall have the power to: • Propose new or change existing initiatives, activities, and policies, and to carry out such proposals after having integrated feedback of other relevant Staff Trustees and Owners. • Recruit, hire, and – in certain cases – remove other Staff Trustees. (See Removing Staff Trustees.) • Collectively manage work and schedules. • Take part in semi-autonomous committees or circles among the Staff Trustees in order to carry out specific projects or functions of the Cooperative. • Not be confined to a fixed job description, but to dynamically share a potentially wide variety of roles with other Staff Trustees. • Receive pay that is relatively “on par” with that of other Staff Trustees, except to the extent that pay differentials emerge from the Staff Trustees’ own peer-based system of setting compensation, so long as all compensation arrangements are approved by the Board. 31 Oversight of Staff Trustees Oversight: The Board shall develop a system to regularly assess the efficacy of the Staff Trustees in fulfilling their responsibilities, as described in the Bylaws (see “Responsibilities of Staff Trustees”) and other policies. The Governance Director shall provide Owners with an annual written assessment of the Staff Trustees. This assessment shall be brief and provide a high level overview, omitting potentially sensitive details about individuals. The Owners may, by petition signed by 10% of Owners or 50 Owners (whichever is higher), require the Board to conduct a more thorough Performance Review of the Staff Trustees to determine whether they are fulfilling their responsibilities, looking at the performance of each Staff Trustee, reviewing practices, assessing values-alignment, and reviewing compliance with policies. Such a Performance Review must be completed within 2 months of the request by Owners. The Board shall temporarily – fully or partially – suspend delegation of management to Staff Trustees and assume full or partial management of the Cooperative if: ● 2/3 of all non-staff Board Members agree by vote that the Staff Trustees, as a whole, are failing in one or more of their responsibilities; or ● After a Performance Review (see above), Owners vote and agree that Staff Trustees, as a whole, are failing in one or more of their responsibilities. In the event of suspended delegation, the Board shall work in earnest with the Staff Trustees to resolve problems and improve fulfillment of responsibilities, which may include managing a hiring or firing process. The Board shall make a good faith effort to restore delegated management to Staff Trustees as soon as feasible. Amended: 12/19/2018 Law: 12350 Slide code: EBPREC.BY.STAF.ACT.1 By: theselc.org 32 Amended: 12/19/2018 Law: 12350 Slide code: EBPREC.BY.STAF.ACT.1 By: theselc.org muc~J J While the Cooperative is committed to doing the healing work required to create regenerative and cooperative relationships in the workplace, a Staff Trustee may be removed for any lawful reason if the following procedures are satisfied: If there are fewer than 5 Staff Trustees: A Staff Trustee may be removed by a vote of 75% or more of the Board, or if at least 2/3 of Staff Trustees request removal and a majority of the Board approves. The Staff Trustee subject to removal, if they are on the Board, may not be counted among the Board members who vote in the Board decision. If there are 5 or more Staff Trustees: A Staff Trustee may be removed by a vote of 75% or more of Staff Trustees (not including the person subject to removal), or by a vote of 75% or more of the Board. The Staff Trustee subject to removal, if they are on the Board, may not be counted among the Board members who vote in the Board decision. Notice and opportunity to be heard: All Staff and Board members must be given at least 15 days’ prior written notice of the intent to vote for removal of a Staff Trustee at a meeting, along with the reasons for the proposed termination. The Staff Trustee subject to removal must be given the opportunity to be heard by the voting body prior to the removal vote. Discretion to deviate from process: The Board and Staff Trustees reserve the right to modify or break from the notice and hearing procedures described above if it is determined that doing so is required to protect against: (1) an immediate threat to people’s health and safety, or (2) immediate and significant harm to the Cooperative’s operations, integrity, or existence. Removing Staff Trustees 33 Amended: 12/19/2018 Slide code: EBPREC.BY.STAF.OUT.1 By: theselc.org Conflict of Interest Policy When the Board or Staff are thinking about entering into a transaction that might benefit the financial interest of someone who is part of that deciding body, the applicable deciding body shall use the following process to vet the transaction. The general standard of review is whether or not a transaction would benefit the person’s financial interest to the detriment of the Owners or the Cooperative. This process does not apply to selling an Investor Owner share or to transactions valued at under $100. Key definitions: ● Interested Person: A person who – personally or through a member of their household – has a direct or indirect financial interest, defined as: ● Financial Interest: Direct financial benefit from the transaction or an actual or potential ownership interest, investment, compensation interest, or governance role in an entity that EB PREC is transacting with. Duty to Disclose: The interested person should let the appropriate deciding body (Staff or Board) know. This could be through a presentation of facts given in writing or at a meeting. Investigating alternatives: The deciding body may appoint a committee or another disinterested person to investigate alternatives to the proposed transaction. Does a conflict of interest exist? After a presentation and conversation with the interested person, the deciding body (not including the interested person) may discuss and vote on whether a conflict of interest exists. Does someone deciding on the proposed transaction have an actual or potential financial interest? Better Option is Available: Using due diligence, the deciding body determines a more advantageous arrangement is possible without a conflict of interest. No Better Option Exists: The deciding body (not including the interested person) determines it’s not reasonably possible under the circumstances to find a more advantageous arrangement without creating a conflict of interest. Vote not to approve proposed transaction. May vote to approve the proposed transaction. No conflict of interest exists Conflict of interest exists X ✔ 34 Amended: 12/19/2018 Law: 12373 and 12592 Slide code: EBPREC.BY.GOV.CON.1 By: theselc.org The Cooperative may provide notice, ballots, and any other communications to Owners, Staff Trustees, and Directors by mail, text message, email, or another electronic platform accessible to Owners and Directors. By joining the Cooperative, an Owner consents to receiving notice and other communications via email, and to using an electronic voting platform. An Owner or Director may withdraw this consent by requesting – in writing sent to the EB PREC Secretary – that communications be made available to the Owner or Director in non-electronic form. Communications from EB PREC 35 Amended: 12/19/2018 Law: CA Corporations Code Section 20 Slide code: EBPREC.BY.GEN.NOT.1 By: theselc.org The Secretary, President, or Treasurer may sign a document or make a binding commitment on behalf of the Cooperative. The Board may designate other people, such as certain Directors or Staff Trustees, to do the same. Binding the Cooperative 36 Amended: 12/19/2018 Law: 12354 Slide code: EBPREC.BY.GEN.BIND.1 By: theselc.org The Of f,c.,~\ f ~a\.~tr With exceptions listed below or on a specific Bylaws page, these Bylaws may be changed by approval of 2/3 of Owners at a duly called Owner meeting, or by 2/3 of those voting by electronic ballot duly submitted to Owners, so long as a quorum participates. Exceptions include: 1. Changes to the Bylaws (including formatting changes) not affecting the decision-making power or financial rights of Owners may be made by approval of 2/3 of the Board. 2. Resources linked to in the footer of each Bylaws page may be changed by approval of 2/3 of the Staff Trustees, because they are there for informational purposes and do not affect the binding provisions of the Bylaws. 3. Situations where a different process or voting threshold is required for a Bylaws page that so indicates in a footnote or elsewhere on the page. 4. Bylaws pages that indicate that amendment requires approval by the Vision Protectors, the process for which is described on the slide entitled “Vision Protectors.” Changing the Bylaws Each time a page in the Bylaws is amended, the Board Secretary will email a copy of the new Bylaws to all Owners and Vision Protectors, and will put the Bylaws on the EB PREC website. The website will include an archive of all old Bylaws. Each page of the Bylaws will include a date showing when it was most recently amended, so that Owners can easily see where changes have been made. 37 Amendment of this slide requires approval of Vision Protectors Amended: 12/19/2018 Law: 12224, 12463, 12330(b), allowing for specified individuals to approve Bylaws amendments. Slide code: EBPREC.BY.GEN.AMD.1 By: theselc.org A proposal to amend such a page must be sent to the below individuals by email with a request for written approval or disapproval and a deadline to respond within 50 days. EB PREC shall maintain records of all such communications. A Vision Protector will be presumed to have approved the change if, after EB PREC sends them two reminder emails spaced a week apart, they fail to respond with approval or nonapproval within 50 days of the first email. _Janelle Orsi__________ ___Gregory Jackson____ ____Noni Session_______ ___Marissa Ashkar_____ _Chris Tittle___________ ___Deanna Van Buren__ ____Keta Price_________ ___Colin Miller________ _Deseree Fontenot____ ___Tavi Baker_________ ____James Garrett______ __Erin Axelrod_______ _”Devi” Manish Subhash Vaidya___ Vision Protectors 38 Parts of the Bylaws are intentionally difficult to change, in order to prevent powerful stakeholders from steering the Cooperative away from its vision or pressuring the Cooperative to sell off assets intended for permanent community benefit. Any page of the Bylaws with a footnote that says “Amendment of this slide requires approval of Vision Protectors,” may not be changed without the approval of 2/3 of the below individuals (the “Vision Protectors”), if living. Amendment of this slide requires approval of Vision Protectors Amended: 3/31/2019 Law: 12330, allowing for specified individuals to approve Bylaws amendments. Slide code: EBPREC.BY.GOV.VP.2 By: theselc.org Dollars will play a very carefully stewarded role in EB PREC. Let’s transform the role of dollars in real estate! Typically, real estate businesses use land ownership to extract dollars from our communities. EB PREC transforms this equation, explicitly rejecting the practices of land speculation and of extracting profits from property. EB PREC, conversely, uses dollars as a tool and a means to building true wealth for communities: permanent control of land, enabling long-term thriving and social transformation. To this end, the following slides describe standards for financial decision-making and accounting for EB PREC. Stewarding Finances Part 3: = True Wealth = Tool 39 Amended: 12/19/2018 Law: 12201 and Subchapter T of Internal Revenue Code govern cooperative finances Slide code: EBPREC.BY.FIN.VAL.1 By: theselc.org 1. Decentralized Finances EB PREC will create many centers of financial decision-making and accounting. To offer a visual, explanation: If EB PREC were a galaxy, many properties and projects within EB PREC would be solar systems within that galaxy, and the Owners involved in that property would be planets in those solar systems. So here’s how galactic financial management will work: Galaxy: EB PREC will do accounting for the Cooperative as a whole, and the Staff Trustees and Board, primarily, will make financial decisions that impact and steward the Cooperative as a whole. Solar Systems: EB PREC is like a cooperative of cooperatives. EB PREC will separately account for the income, expenses, and assets specific to many properties and projects. This facilitates the return of surplus income to the Owners who generated that income through payments made in connection to that project or property. EB PREC will put some financial decisions in the hands of Owner Groups, so such groups can make the most of their own resources toward collective thriving. For example, when residents of a building have greater decision-making power over income and expenses related to their building, they are better positioned to draw upon their own skills and creativity to solve problems of long-term affordability. Planets: EB PREC will further maintain accounting records specific to each Owner, tracking Investor Ownership shares purchased, certain payments made by each Owner, and accumulation of dividends and patronage refunds allocated to each Owner. For each Owner who has dividend allocations, and/or patronage refunds, EB PREC will maintain an individual Owner Account to track amounts due to the Owner. See slide on “Paying Owners When They Leave.” 40 Amended: 12/19/2018 Slide code: EBPREC.BY.FIN.ACCT.1 By: theselc.org Accounting for the Cooperative as a whole Special accounting for each property or special project Special accounting for each Owner Here’s you! 2. Non-Extractive Compensation One of the most powerful elements of EB PREC’s financial structure is the following set of rules to prevent extraction from and exploitation of people and land. People both provide and receive value from EB PREC, and the following slides describe how that value can flow in a balanced way. EB PREC aims to avoid extractive imbalances arising from excessive pay to executives (or, conversely, non-living wages paid to workers), excessive return on capital, or excessive profit from real estate ownership. The following slides describe both a floor (minimum standards) and ceiling (caps/maximum limits) for compensation and other financial benefits received by people who work for, steward land of, or provide capital to EB PREC. Toooo much... Toooo little.... Ah, juuuust right! 41 Amended: 03/31/2019 Slide code: EBPREC.BY.FIN.CAPS.2 By: theselc.org Employees shall be fairly compensated. Either of the following two methods of determining compensation shall be presumed to be fair, though other methods of determining fairness may be applied: 1) The employees collectively choose and all voluntarily agree to their rates of compensation, and the Board approves it, or 2) Employees receive, at minimum, the amount considered by the MIT Living Wage Index to be a living wage for 1 Adult and 1 Child living in Alameda County. Employees shall be equitably compensated. Either of the following methods of pay calculation shall be presumed to be equitable, though other methods of determining equitability may be applied: 1) All employees are paid at the same rate, or 2) The ratio of highest to lowest paid employee shall not exceed 2:1 and the exact rate of pay for employees is determined with substantial input from all employees. Employee Compensation: Floor & Ceiling Capped compensation: Employee compensation shall not exceed 3 times the median per capita wage for all occupations in the Oakland-Hayward-Berkeley Metropolitan Division, as calculated by the Bureau of Labor Statistics in its most current Area Occupational Employment and Wage Estimates. For example, as of May 2017, the median hourly wage for all occupations in this region is $22.89. In this case, an EB PREC employee could not be allowed to make more than $68.67 per hour or $137,340 per year for full time work. 42 Amendment of this slide requires approval of Vision Protectors Amended: 3/31/2018 Resources: Bureau of Labor Statistics Data and MIT Living Wage Calculator Slide code: EBPREC.BY.FIN.CAPS.Staff.1 By: theselc.org Resident Owners shall receive fair financial benefits for land stewardship. Unlike conventional renters, Resident Owners shall have the opportunity to build equity as they make monthly payments and improve their property. These benefits will be specified in a Resident Share Agreement, which must include: 1) A purchase price for their Resident Share, 2) A right to occupy a unit or other portion of a property, 3) A provision for monthly payments, a portion of which will cover expenses related to the property and the Cooperative, and a portion of which will go toward paying down the Resident Owner’s purchase price, 4) An agreement that the Resident Owner may, when they leave, redeem their Resident Share and receive the present value (accounting for inflation) of what they have paid, to-date, toward their purchase price, with reasonable adjustments for the condition of the property, 5) An agreement to reduce the Resident Owner’s monthly payments once they fully pay the purchase price, 6) A system for determining how unspent surpluses from Resident Owners’ monthly payments will be calculated and allocated, such as through patronage refunds, and 7) A system for approving and fairly compensating Resident Owners for making capital improvements. Resident Financial Benefits: Floor & Ceiling 43 Amendment of this slide requires approval of Vision Protectors Amended: 12/19/2018 Slide code: EBPREC.BY.FIN.CAPS.Resi.1 By: theselc.org Limited equity / capped return of 5%: When they redeem their Resident Share, Resident Owners shall receive a return that equates to no more than a 5% return accumulating annually on what they have paid toward the purchase price of their Resident Share. The Resident Share Agreement shall also set limits to prevent Resident Owners from extracting profits through subletting and short-term rentals (like with Airbnb). 91 I• I - .4' 11111 ;a • I a t' 'I • I l' I l . I\ Intention to pay dividends of approximately 1.5% on Investor Owner shares: As fair compensation for Investor Owners who provide capital to EB PREC, the Board shall strive to declare dividends of approximately 1.5% per year on Investor Owner shares, which the exception of shares of Investor Owners who voluntarily elected to have no dividends. The goal with 1.5% is to simulate or slightly exceed the return Investor Owners could earn if they had put their money in a savings account. The Board also has the authority to not declare dividends in a given year if doing so would put undue financial strain on the Cooperative. Dividends will either be disbursed to Investor Owners or accrued for later payment, and the Board has the authority to decide the timing of payment. Capped return of 5%: Keeping in mind that the cost of capital is passed on directly to residents of EB PREC land, and keeping in mind that the cost of capital substantially impacts the affordability of land, the return paid to Investor Owners shall not exceed 5% per year on the amounts paid by Investor Owners to purchase shares. Investor Return: Floor & Ceiling Since the above rules apply only to Investor Owners, EB PREC shall also limit the return it pays on capital from other sources. EB PREC may never pay a return rate of 15% or more per year on capital received, whether in the form of loans or shares. Ideally, return paid would be much lower. This is to prevent extractive capital from harming the Cooperative. 44 Amendment of this slide requires approval of Vision Protectors Amended: 12/19/2018 Law: 12451 on limited return on capital in CA Cooperative Corporations. Slide code: EBPREC.BY.FIN.CAPS.Invr. 1 By: theselc.org 3. Giving Surpluses Back to Owners After the end of every fiscal year, EB PREC shall do the following: 1. Determine available surpluses generated by Owners: For many of its properties and projects (as detailed in the following slides), EB PREC shall determine the amount of net income generated by the property or project, then determine what proportion is “Owner surplus,” meaning that it is attributable to Owner “patronage,” meaning payments – such as monthly Resident Share payments or other fees – made by Owners to the Cooperative. (The proportion that is attributable to other sources – such as grants, subsidies, or payments from non-Owners – may not be paid out to Owners as patronage refunds.) 2. Allocate some or all Owner surpluses to Owners as patronage refunds: EB PREC shall then, in accordance with any Resident Share Agreements or other contracts in connection with a property or project, allocate some or all of the surplus income as patronage refunds among involved Owners in proportion to monthly Resident Share payments, fees, or other payments that each Owner made to EB PREC during the fiscal year for the property or project. EB PREC may disburse the patronage refunds, allocate them to individual Owners’ Accounts, or both. When patronage refunds are allocated to Owners’ Accounts, EB PREC shall generally aim to disburse them within 5 years of making the allocation, though may also choose to retain them longer for the purpose of building a larger reserve for maintenance and operations of a specific property or for the Cooperative as a whole. No surpluses will be generated from Staff Owner labor or Investor Owner shares, since neither pays fees, rent, or dues to the Cooperative, and they are otherwise compensated for their labor and capital. The following slides provide detail on how patronage refunds are determined for Resident Owners and Community Owners. If, instead of surpluses, there are losses on a particular property or project, the losses will be allocated in any manner that the Board determines to be fair and equitable, in consideration of the circumstances leading to the loss. 45 Amended: 03/31/2019 Law: 12201 and Subchapter T of Internal Revenue Code 26 U.S. Code § 1388 for the definition of patronage dividend Slide code: EBPREC.BY.FIN.PATR.2 By: theselc.org As a general rule, Community Owners will not get patronage refunds, because net income they generate will be spent for their benefit, or it would be too small to justify the administrative cost of making patronage refunds. Net income associated with activities involving and provided to Community Owners will be re-invested in the Cooperative to expand activities that benefit Community Owners. This includes income from Community Owner dues, and other income from activities like trainings, organizing, community-building events, and technical, operational, and financial support for groups organizing to acquire land. Giving Surpluses Back to Community Owners An exception to the above rule allows for patronage refunds for specific activities: When a specific activity is anticipated to generate potentially substantial surplus income, the Board may adopt a resolution declaring that some or all net income from that activity shall be returned to Owners on the basis of patronage. For example, if EB PREC develops a course and charges $1,000 per person for the course, the Board may declare that some or all unspent funds will ultimately be returned to Owners participating in the course as a patronage refund. However, income that is not sourced from Owners – such as grants, donations from non-Owners, and event fees from non-Owners – shall not be distributed to Owners as part of patronage refunds. 46 Amended: 12/19/2018 Law: 26 U.S. Code § 1385 on tax treatment of patronage dividends to Owners Slide code: EBPREC.BY.FIN.PATR.Cmty.1 By: theselc.org Resident Owners’ may receive patronage refunds to the extent that their monthly payments result in a surplus of income for the property. The method of determining surpluses, the extent to which they are allocated to Resident Owners’ accounts as patronage refunds (versus allocated to general Cooperative accounts), and the timing of distributions will all be defined in their Resident Share Agreement. EB PREC may allocate patronage refunds to Resident Owners’ internal accounts, but withhold disbursement in order to build operating and maintenance reserves for the Resident Owners’ property. Rent paid by non-Owners: The portion of net income attributed to rent paid by non-Owner residents may not be allocated or distributed to Owners as patronage refunds. Giving Surpluses Back to Resident Owners 47 Amended: 12/19/2018 Law: 26 U.S. Code § 1385 on tax treatment of patronage dividends to Owners Slide code: EBPREC.BY.FIN.PATR.Resi.1 By: theselc.org [Annual math! J GJill[i)El GJCIJ(f\GJ COCDGJG @ 0m0 4. Paying Owners When They Leave EB PREC may choose to pay amounts due over a period of years with interest: EB PREC may pay the full amount due immediately, or pay only part of it, converting any unpaid amount to a promissory note payable to the former Owner in installments. After one year, any unpaid amounts shall begin to accrue and annually compound interest at a rate of 1.5% per year. EB PREC will make reasonable efforts to pay all notes within 1 year, but may extend it up to 5 years in the event that payment of the note would leave the Cooperative unable to meet its other financial obligations. The term may not exceed 5 years without consent from the Owner. A promissory note to an Investor Owner shall also provide that if all current Investor Owners receive a reduction in redemption value of their Investor Owner shares, the Board may choose to apply a proportionate reduction to all outstanding promissory notes of former Investor Owners. 48 Amended: 03/31/2019 Law: 12452-12455 Slide code: EBPREC.BY.FIN.RDM.2 By: theselc.org Many Owners will have amounts due to them from the Cooperative when they leave the Cooperative or when one of their categories of Ownership is terminated voluntarily or involuntarily. The following slides describe who may have amounts due and how those amounts are determined. As a general rule, when an individual’s Community Ownership is terminated, no disbursement of funds will be made to the former Community Owner, since EB PREC will generally not make patronage refunds on the basis of Community Owner patronage. The exception is when the Board declares that some or all surplus income from a specific activity will be returned to Owners based on patronage, as described in the slide on Giving Surpluses Back to Community Owners. In this case, any patronage refunds allocated to, but not yet paid to, a Community Owner will become due and payable to the former Owner by the Cooperative. Redemption of Community Owner Accounts 49 Amended: 12/19/2018 Slide code: EBPREC.BY.FIN.RDM.Cmty.1 By: theselc.org When a Resident Owner terminates their ownership, they will receive all amounts in their Owner Accounts, in accordance with the slide on Paying Owners When they Leave, representing surplus income related to their property which has been allocated but not distributed to them as patronage refunds. This is different than the redemption of a Resident Share, the details of which will be described in each Resident Share Agreement. Redemption of Resident Owner Accounts 50 Amended: 12/19/2018 Slide code: EBPREC.BY.FIN.RDM.Resi.1 By: theselc.org When an Investor Owner withdraws their Investor Owner shares, EB PREC aims to return the full share purchase price ($1,000 per share), plus any dividends that have accrued but not yet been distributed to the Investor Owner. Investor Owner shares have a 5 year minimum term, meaning an Investor Owner must hold them for 5 years before redeeming. Important: While the intention is to pay all Investor Owners back with dividends, the Board may decide that the redemption value of shares to all Investor Owners will be reduced, depending on the financial health of EB PREC. Investor Owner shares are a form of equity in EB PREC; therefore, this equity share is at risk of being lost. Redemption of Investor Owner Shares and Accounts 51 Amended: 12/19/2018 Slide code: EBPREC.BY.FIN.RDM.Invr.1 By: theselc.org IDO Designating a beneficiary: The Cooperative shall, within 60 days of accepting an Owner, give that Owner the opportunity to complete a form to designate one or more beneficiaries who will receive payment in redemption of the Owner’s ownership interest in the event that the Owner passes away before redeeming their ownership interest. If You Can’t or Don’t Redeem Your Ownership 52 Amended: 12/19/2018 Law: 12446 on unclaimed proprietary interests in CA Cooperative Corporations: Slide code: EBPREC.BY.FIN.UNC.1 By: theselc.org It’s Owners’ responsibility to keep the Cooperative updated with a current address and email, but what happens if we cannot find you or a beneficiary to redeem your ownership interest? An Owner’s proprietary interest that would otherwise escheat to the State of California as unclaimed personal property shall instead become the property of the Cooperative if: 1. EBPREC tries to find you: The Cooperative must give notice of the proposed transfer by: a. First-class mail to the last address of the Owner, b. Email to all of Owner’s email addresses on file with the Cooperative, AND c. By publication in a newspaper of general circulation in the county in which the Cooperative has its principal office, AND 2. Then EBPREC tries to find any beneficiaries you designate: If the Cooperative does not reach the Owner through the above means within 60 days, the Cooperative shall then provide notice by the same means as above to any designated beneficiaries using all addresses and email address on file for those beneficiaries. If no response is received within 60 days, the proprietary interest shall then become property of the Cooperative. No property or funds shall become the property of the Cooperative under this section if written notice objecting to the transfer is received by the Cooperative from the affected Owner or designated beneficiary prior to the date of the proposed transfer. Distribution of all remaining assets to nonprofit community land trusts or tribes: Any assets remaining after the above process is completed shall be distributed to at least one California 501(c)(3) community land trust and/or Native American Tribe (self-identified or Federally or State recognized) selected by the current Owners in a participatory selection process to be created and administered by the Board. The Board and Owners shall give priority to land trusts and Tribes representing Black and Indigenous communities. 5. Closing or Selling the Cooperative 53 Amendment of this slide requires approval of Vision Protectors Amended: 03/31/2019 Law: 12620-12663 Slide code: EBPREC.BY.FIN.DIS.2 By: theselc.org Any proposal to sell, dissolve, or liquidate the Cooperative must be approved by 2/3 of all Owners and 2/3 of all Directors. In such an event, after paying or adequately providing for all debts and liabilities, the Cooperative shall make payments in the following order of priority: 1. Redeem all Resident Owner Account balances, and if funds are not available for full redemption, then payments shall be reduced proportionally for each resident. 2. Redeem all Resident Shares on the terms spelled out in each Resident Share Agreement, and if funds are not available for full redemption, then payments shall be reduced proportionally for each resident. 3. Redeem all Investor Owner shares, and if funds are not available for full redemption, then payments shall be reduced proportionally for each Investor Owner. 4. Redeem all Community Owner and Investor Owner Account balances, and if funds are not available for full redemption, then payments shall be reduced proportionally for each Owner. Defending and Compensating Directors, Officers, Staff, and Owners EB PREC shall have the power to indemnify its Directors, Officers, Staff, Owners, and their agents to the fullest extent permitted by law. EB PREC shall compensate a Director, Officer, Staff or Owner for any expenses incurred from lawsuits, penalties, fines, and costs of defense if the person incurred these expenses in connection with fulfilling their duties as a Director, Officer, Staff or Owner. This is also called “indemnification.” However, EB PREC is not obligated to “indemnify” a person if such expenses arose from a situation where the person stole funds, knowingly received funds they were not entitled to, intentionally committed a crime, or recklessly or intentionally harmed EB PREC or its Directors, Officers, Staff, or Owners. 54 Amended: 12/19/2018 Law: 12440, 12455 Slide code: EBPREC.BY.FIN.LIA.1 By: theselc.org Lt 0. bi h·{y S~ie..\<l I c0miMI We want to enable long-term stewardship of land and other assets. To do this, we must preserve the affordability of Cooperative land and actively prevent power grabs, capture by wealthy elites, and/or the sale of the Cooperative’s assets. In other words, we want to prevent the wealthy or the speculative market from swallowing up the Cooperative and its land. The following slides, in particular, are aimed at protecting permanent community stewardship. Part 4: Permanent Community Stewardship 55 Amended: 12/19/2018 Slide code: EBPREC.BY.PUR.PERM.1 By: theselc.org EB PREC shall not, under any circumstances, accept an offer by any person or corporation to purchase EB PREC or any of its properties for the purpose of operating or selling EB PREC or the properties for the purpose of profit. EB PREC and its land is NOT FOR SALE In addition, a court should consider the following acknowledgment signed by all Owners upon joining the Cooperative: By joining EB PREC, you agree that – in order to build a more equitable economy, protect land and housing access for all, and combat racialized displacement – it is reasonable to restrain EB PREC’s ability to sell properties on the speculative market. 56 Amendment of this slide requires approval of Vision Protectors Amended: 12/19/2018 Law: Background on the history and legality of restraints on the alienation of property: https://en.wikipedia.org/wiki/Restraint_on_alienation Slide code: EBPREC.BY.PUR.PERM.Cont. 1 By: theselc.org It shall never be considered a violation of a Director’s fiduciary duty to vote against a buyout of EB PREC or its properties. In the event that a court is asked to consider whether this section of the Bylaws creates an unreasonable restraint on alienation, the court should analyze this restraint in consideration of the Mission and Points of Unity in these Bylaws, along with a view toward the current economic conditions in the world where the vast majority of wealth is controlled by a relatively small number of corporations and individuals. EB PREC aims to grow the wealth and economic stability of the many, and therefore consciously aims to restrain its ability to contribute to the consolidation of wealth by freely selling EB PREC and its properties to a high bidder. EB PREC may sell or give its real estate only to land sovereignty organizations, defined as nonprofits and cooperative corporations that have a similar mission as EB PREC to protect land and preserve housing affordability in perpetuity. EB PREC shall aim to protect each property at time of acquisition. At or after the time EB PREC acquires real estate, it shall, whenever feasible, give one or more land sovereignty organizations recorded options or rights to purchase the land if ever EB PREC no longer can or no longer wants to hold title, including in a situation where EB PREC dissolves. At or after acquisition, EB PREC may also grant title to the underlying land or other portion of the property to another land sovereignty organization, as a form of extra protection. If any mortgage or other obligation prevents EB PREC from granting such options, rights, or title at the time of acquisition, then EB PREC shall, whenever feasible, grant such options or rights once the mortgage or other obligations are paid or otherwise satisfied. EB PREC shall otherwise offer property to land sovereignty organizations at the time of sale. If no option or right (as described in the paragraph above) is exercised at the time that EB PREC wants or needs to transfer title, then EB PREC must give the first opportunity to purchase the real estate at 70% or less of appraised market value to a land sovereignty organization representing Black and Indigenous communities, with preference given to such organizations formed by or with Resident Owners and/or neighbors of a given property. If no such organization is reasonably available or able to purchase the land within 90 days of the opportunity being offered, and if EB PREC cannot afford the to give such organization a longer period to purchase the property, then EB PREC may offer the opportunity on the same terms to other land sovereignty organizations. When can EB PREC sell its real estate? 57 Amendment of this slide requires approval of Vision Protectors Amended: 12/19/2018 Law: 12521, 12620-12663 Slide code: EBPREC.BY.FIN.SALE.1 By: theselc.org Transferring real estate requires Owner Consent. To obtain Owner Consent, the Board shall email details about the proposed transfer to Owners, along with instructions and a deadline to give Owners the opportunity to object to the proposal. The email must contain enough information about the proposed transfer for a reasonable person to evaluate it (description and address of the property, number of residents, reason for transfer, price, sale terms, and information about the organization that will receive the property), as well as a means for Owners to ask questions and object electronically. To register an objection, an Owner shall respond in writing stating that they object and their reason for objection. A proposed transfer will be presumed to have Owner Consent so long as no more than 30 Owners or 10% of Owners (whichever is larger) objects to the proposal by the deadline or within 15 days of the email (whichever is longer). A record of all objections shall be kept and made available to Owners upon request, although names of objecting Owners may be removed prior to sharing. Finances Stewarding Finances 39 Decentralized Finances 40 Non-Extractive Compensation 41 Employee Compensation: Floor & Ceiling 42 Resident Financial Benefits: Floor & Ceiling 43 Investor Return: Floor & Ceiling 44 Giving Surpluses Back to Owners 45 Giving Surpluses Back to Community Owners 46 Giving Surpluses Back to Resident Owners 47 Paying Owners When They Leave 48 Redemption of Community Owner Accounts 49 Redemption of Resident Owner Accounts 50 Redemption of Investor Owner Shares and Accounts 51 If You Can’t or Don’t Redeem Your Ownership 52 Closing or Selling the Cooperative 53 Defending and Compensating Directors, Officers, Staff, and Owners 54 Selling EB PREC Real Estate 57 Mission/Points of Unity Our Mission 4 Our Points of Unity 5 Our Points of Unity Continued 6 Permanent Community Stewardship 55 EB PREC and its land is NOT FOR SALE 56 Governance Spreading Power 7 Governance Overview 8 Conflict of Interest Policy 34 Vision Protectors 39 Owners The Owners of EB PREC 9 Becoming a Community Owner 10 Becoming an Investor Owner 11 Becoming a Resident Owner 12 Becoming a Staff Owner 13 Terminating Ownership 14 Owner Meetings 25 Owner Proposals 26 Owner Groups 27 Roadmap to these Bylaws Board of Directors Board of EB PREC 15 Board Roles and Responsibilities 16 5 Elected Directors 17 3 Appointed Directors 18 Transition to Full Board 19 Board Elections 20 Removing Directors 21 Board Meetings 22 Board Decisions 23 Board Committees 24 Staff Trustees Staff Trustees of EB PREC 29 Responsibilities of Staff Trustees 30 Rights/Powers of Staff Trustees 31 Oversight of Staff Trustees 32 Removing Staff Trustees 33 General/Miscellaneous EB PREC Bylaws 1 The Basics 2 This is a Cooperative Corporation 3 Keeping Everyone Informed 28 Communications from EB PREC 35 Binding the Cooperative 36 Changing the Bylaws 37